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                                 Exhibit 99.1



                 Written Statement of the Chief Executive Officer
                      Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned President of Pyramid Oil Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     Dated: August 14, 2002                    J. BEN HATHAWAY
                                               ---------------
                                               J. Ben Hathaway

































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                                 Exhibit 99.2


                Written Statement of the Chief Financial Officer
                      Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Company Pyramid Oil (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




     Date: August 14, 2002                      LEE G. CHRISTIANSON
                                                -------------------
                                                Lee G. Christianson